Exhibit 99.1

Press Release

For Release, 9:10AM ET August 12, 2026

Neonode Reports Quarter Ended June 30, 2026 Financial Results

STOCKHOLM, SWEDEN, August 12, 2026 — Neonode Inc. (NASDAQ: NEON) (“Neonode” or the “Company”) today reported financial results for the three and six months ended June 30, 2026.

FINANCIAL SUMMARY FOR THE THREE MONTHS ENDED June 30, 2026:

●	Revenues from continuing operations of $0.5 million, a decrease of 20.4% compared to the same period in the prior year.

●	Operating expenses from continuing operations of $2.8 million, an increase of 3.2% compared to the same period in the prior year.

●	Loss from continuing operations of $2.1 million, or $0.13 per share, compared to a loss of $2.0 million, or $0.12 per share, for the same period in the prior year.

●	Cash used by operations of $1.9 million, compared to $1.7 million for the same period in the prior year.

●	Cash and accounts receivable of $21.7 million as of June 30, 2026 compared to $25.8 million as of December 31, 2025.

FINANCIAL SUMMARY FOR THE Six MONTHS ENDED June 30, 2026:

●	Revenues from continuing operations of $1.1 million, a decrease of 1.9% compared to the same period in the prior year.

●	Operating expenses from continuing operations of $5.5 million, an increase of 5.8% compared to the same period in the prior year.

●	Loss from continuing operations of $4.0 million, or $0.24 per share, compared to a loss of $3.8 million, or $0.23 per share, for the same period in the prior year.

●	Cash used by operations of $4.0 million, compared to $3.1 million for the same period in the prior year.

THE CEO’S COMMENTS

"During the second quarter, we continued to make progress in the transformation of Neonode toward a more scalable software licensing business. While total revenue declined due to lower non-recurring engineering revenue, license revenue increased compared to the same period last year. Most notably, MultiSensing® license revenue grew more than fivefold in the second quarter of 2026 compared with the same period in 2025, reflecting our automotive customer's continued production ramp-up and the increasing adoption of our technology,” said Daniel Alexus, President & CEO of Neonode.

“Beyond revenue growth, we achieved several important milestones during the quarter. We strengthened the competitiveness of our MultiSensing platform through continued product development, met key performance targets for automotive sensing applications, and advanced engagements with automotive OEMs, tier 1 suppliers and strategic partners. These activities reinforce our confidence in the long-term opportunity for our technology and support our continued expansion of the licensing business.”

“Looking ahead, our priorities remain clear: execute on existing customer programs, convert ongoing evaluations and partner engagements into commercial agreements, and expand our presence in selected growth markets. Supported by a strong balance sheet and liquidity position, we believe Neonode is well positioned to capitalize on future licensing opportunities and create long-term value for shareholders,” concluded Mr. Alexus.

FINANCIAL OVERVIEW FOR THE QUARTER ENDED June 30, 2026

Revenues from continuing operations for the three months ended June 30, 2026 were $0.5 million, a decrease of 20.4% compared to the same period in 2025. License revenues were $0.4 million, an increase of 9.2% compared to the same period in 2025. The increase was mainly due to new license agreements. Revenues from non-recurring engineering for the three months ended June 30, 2026 were $36,000, a decrease of 81.5% compared to the same period in 2025. The decrease was the result of decreased project deliveries.

Operating expenses from continuing operations for the three months ended June 30, 2026 were $2.8 million, an increase of 3.2% compared to the same period in 2025. The increase was mainly related to higher advertising and travel expenses.

Loss from continuing operations for the three months ended June 30, 2026 was $2.1 million, or $0.13 per share, compared to a loss from continuing operations of $2.0 million, or $0.12 per share for the same period in 2025.

Cash used by operations was $1.9 million in the second quarter of 2026 compared to $1.7 million for the same quarter in 2025. The increase was primarily due to a higher net loss and smaller reduction in accounts receivable compared to the same period in 2025.

Cash and accounts receivable totaled $21.7 million and working capital for continuing operations was $20.3 million as of June 30, 2026, compared to $25.8 million and $24.1 million as of December 31, 2025, respectively. Our financial position and liquidity provide stability and enable us to execute our strategy to secure more licensing opportunities for our innovative technologies.

For more information, please contact:

President and Chief Executive Officer

Pierre Daniel Alexus

E-mail: daniel.alexus@neonode.com

Phone: +46 767 60 29 90

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

About Neonode

Neonode Inc. (NASDAQ: NEON) is a publicly traded technology company headquartered in Stockholm, Sweden. Founded in 2001, Neonode’s mission is to transform the way humans and machines interact through advanced artificial intelligence and computer vision technologies.

With more than 100 patents and deployments in nearly 100 million products and vehicles worldwide, Neonode’s technology is trusted by leading Fortune 500 companies across the automotive and technology sectors. The company’s innovations enable intuitive, safe, and intelligent user experiences across a broad range of applications.

NEONODE and the NEONODE logo are registered trademarks of Neonode Inc. in the United States and other countries.

For more information, please visit www.neonode.com.

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$21,320	$25,358
Accounts receivable and unbilled revenues, net	425	391
Prepaid expenses and other current assets	601	495
Current assets of discontinued operations	30	41
Total current assets	22,376	26,285

Non-current assets:
Property and equipment, net	124	145
Operating lease right-of-use assets, net	1,134	455
Total non-current assets	1,258	600
Total assets	$23,634	$26,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$247	$464
Accrued payroll and employee benefits	1,019	865
Accrued expenses	498	459
Contract liabilities	60	37
Current portion of finance lease obligations	12	12
Current portion of operating lease obligations	225	344
Total current liabilities	2,061	2,181

Non-current liabilities:
Finance lease obligations, net of current portion	8	15
Operating lease obligations, net of current portion	805	-
Total non-current liabilities	813	15
Total liabilities	2,874	2,196

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, with par value of $0.001; no shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively.	-	-
Common stock, 25,000,000 shares authorized, with par value of $0.001; 16,782,922 and 16,782,922 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively.	17	17
Additional paid-in capital	240,955	240,955
Accumulated other comprehensive loss	(651)	(696)
Accumulated deficit	(219,561)	(215,587)
Total stockholders’ equity	20,760	24,689
Total liabilities and stockholders’ equity	$23,634	$26,885

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenues:
License fees	$441	$404	$1,033	$901
Non-recurring engineering	36	195	58	211
Total revenues	477	599	1,091	1,112

Cost of revenues:
Non-recurring engineering	9	6	13	15
Total cost of revenues	9	6	13	15
Gross margin	468	593	1,078	1,097

Operating expenses:
Research and development	1,004	1,074	1,909	2,049
Sales and marketing	739	596	1,347	1,238
General and administrative	1,046	1,033	2,214	1,885
Total operating expenses	2,789	2,703	5,470	5,172

Operating loss	(2,321)	(2,110)	(4,392)	(4,075)
Other income, net	183	126	392	281
Loss before provision for income taxes	(2,138)	(1,984)	(4,000)	(3,794)
Provision for (benefit from) income taxes	1	-	2	(10)
Loss from continuing operations	(2,139)	(1,984)	(4,002)	(3,784)
Income from discontinued operations	28	116	28	183
Net loss	$(2,111)	$(1,868)	$(3,974)	$(3,601)

Income (loss) per common share:
Basic and diluted loss per share from continuing operations	$(0.13)	$(0.12)	$(0.24)	$(0.23)
Basic and diluted income per share from discontinued operations	-	0.01	-	0.01
Basic and diluted net loss per share⁽ᵃ⁾	$(0.13)	$(0.11)	$(0.24)	$(0.21)
Basic and diluted – weighted average number of common shares outstanding	16,783	16,783	16,783	16,783

(a)	Does not sum due to rounding.

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net loss	$(2,111)	$(1,868)	$(3,974)	$(3,601)

Other comprehensive income (loss):
Foreign currency translation adjustments	24	(55)	45	(189)
Total other comprehensive income (loss)	24	(55)	45	(189)
Comprehensive loss	$(2,087)	$(1,923)	$(3,929)	$(3,790)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Unaudited)

(In thousands)

For the three and six months ended June 30, 2026 and 2025

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Equity
Balances, December 31, 2025	16,783	$17	$240,955	$(696)	$(215,587)	$24,689
Foreign currency translation adjustment	-	-	-	21	-	21
Net loss	-	-	-	-	(1,863)	(1,863)
Balances, March 31, 2026	16,783	$17	$240,955	$(675)	$(217,450)	$22,847
Foreign currency translation adjustment	-	-	-	24	-	24
Net loss	-	-	-	-	(2,111)	(2,111)
Balances, June 30, 2026	16,783	$17	$240,955	$(651)	$(219,561)	$20,760

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Equity
Balances, December 31, 2024	16,783	$17	$240,955	$(450)	$(224,080)	$16,442
Foreign currency translation adjustment	-	-	-	(134)	-	(134)
Net loss	-	-	-	-	(1,733)	(1,733)
Balances, March 31, 2025	16,783	$17	$240,955	$(584)	$(225,813)	$14,575
Foreign currency translation adjustment	-	-	-	(55)	-	(55)
Net loss	-	-	-	-	(1,868)	(1,868)
Balances, June 30, 2025	16,783	$17	$240,955	$(639)	$(227,681)	$12,652

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(3,974)	$(3,601)
Adjustments to reconcile net loss to net cash used in operating activities:
Recoveries of bad debt	-	(101)
Depreciation and amortization	33	23
Amortization of operating lease right-of-use assets	199	170
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenues, net	(24)	239
Prepaid expenses and other current assets	(167)	11
Accounts payable, accrued payroll and employee benefits, and accrued expenses	70	253
Contract liabilities	23	63
Operating lease obligations	(162)	(167)
Net cash used in operating activities	(4,002)	(3,110)

Cash flows from investing activities:
Purchase of property and equipment	(14)	(15)
Net cash used in investing activities	(14)	(15)

Cash flows from financing activities:
Principal payments on finance lease obligations	(6)	(5)
Net cash used in financing activities	(6)	(5)

Effect of exchange rate changes on cash and cash equivalents	(16)	(59)

Net change in cash and cash equivalents	(4,038)	(3,189)
Cash and cash equivalents at beginning of period	25,358	16,427
Cash and cash equivalents at end of period	$21,320	$13,238

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2	$10

Supplemental disclosure of non-cash investing and financial activities:
Property and equipment obtained in exchange for finance lease obligations	$-	$34
Right-of-use asset obtained in exchange for lease obligations	$940	$-